Exhibit 10.26

ASSUMPTION AND AMENDMENT AGREEMENT

This Assumption Agreement (“Agreement”), dated as of October 20, 2004, is made by and between Wells Fargo Bank, National Association (“Bank”) and Iteris Holdings, Inc., a Delaware corporation (“Holdings”), successor by merger to Iteris, Inc., a Delaware corporation (“Original Borrower”).

R E C I T A L S

A.                                   Reference is made to that certain Credit Agreement dated as of May 27, 2004 between Bank and Original Borrower, as “Borrower” (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement

B.                                     In addition, to the Credit Agreement, Original Borrower is a party to the certain other Loan Documents, including without limitation each of the documents set forth on Schedule I attacked hereto.

C.                                     Pursuant to a merger (the “Merger”) described in a Certificate of Ownership and Merger Merging Iteris, Inc. into Iteris Holdings, Inc. dated as of 10/22/2004, 2004 between Original Borrower and Holdings (the “Merger Agreement”; collectively with other related documents, the (“Merger Documents”), the existence of Original Borrower as a separate legal entity will be terminated and Holdings, as the surviving corporation of the Merger, will, by operation of law, succeeded to the liabilities and assets of Original Borrower.

D.                                    Bank is agreeable to continuing the Loan Documents in effect with Holdings pursuant to and in accordance with the terms and conditions set forth below and, in connection therewith, Bank and Holdings have agreed to certain modifications to the Loan Documents as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree to the following covenants, agreements, amendments and modifications:

1.                                       Merger and Assumption.

(a)                                  Holdings hereby (i) acknowledges and affirms that it will perform and discharge any and all of the obligations of Original Borrower under the Loan Documents, and (ii) agrees to be bound by all the terms, provisions and conditions of the Loan Documents with the same force and effect as though Holdings were an original party thereto.

(b)                                 The execution of this Agreement by Holdings shall be deemed its execution of the Credit Agreement and the other Loan Documents.  This Agreement does not (i) constitute the creation of a new obligation or the extinguishment of the obligations evidenced by the Credit Agreement or the other Loan Documents, or (ii) in any way affect or impair the liens of the Loan Documents granted by Original Borrower, each of which Holdings acknowledges to be valid first liens on the property described therein (except as otherwise set forth in the Loan Documents).  Holdings agrees that the liens of the Loan Documents granted by Original Borrower shall continue in full force and effect, unimpaired and unaffected by this Agreement or by the Merger.

2.                                       Representations and Warranties.  Holdings makes the following representations and warranties to Bank:

(a)                                  Holdings makes all of the representations and warranties made by Borrower in the Loan Documents, other than representations and warranties that expressly speak as of a particular date;

(b)                                 The execution, delivery and performance of this Agreement are within Holdings’ powers, have been duly authorized by all necessary action, have received all necessary approvals and do not contravene any law or any contractual restrictions binding on Holdings;

(c)                                  This Agreement and, pursuant to the assumption described herein, the Loan Documents, are the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion;

(d)                                 There are no pending or, to the best of Holdings’ knowledge, threatened actions, suits, proceedings or investigations before any Governmental Authority, arbitrator or administrative agency which could have a material adverse effect on the financial condition or operation of Holdings other than those disclosed by Holdings, to Bank in writing prior to the date hereof; and

(e)                                  The Merger has become effective pursuant to the terms of the Merger Documents and all applicable laws.  All assets of Original Borrower existing immediately prior to the Merger have become vested in Holdings, subject to all the liabilities of Original Borrower immediately prior to the Merger.  All consents and approvals of any governmental agency and any other entity necessary to effect the Merger have been obtained and the Merger has been effected in compliance with all applicable laws.

3.                                       Knowledge of Loan Documents.  Holdings warrants that it has full knowledge of all terms of the Loan Documents.  Holdings understands and acknowledges that except as expressly provided herein or In the Loan Documents, Bank has not waived any right of Bank or obligation of Holdings under the Loan Documents, and Bank has not agreed to any modification or extension of any provision of any Loan Document.

4.                                       Security Interest.  Holdings hereby confirms the grant to Bank by Original Borrower of a security interest in all presently existing and hereafter acquired Collateral (as defined in the Continuing Security Agreement Rights to Payment and Inventory and the Security Agreement Equipment).  Holdings irrevocably authorizes Bank at any time and from time to time to file in any applicable jurisdiction any financing statements (including fixture filings) and amendments thereto that contain information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any such financing statement or amendment, including (a) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (b) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 collateral relates.  Holdings agrees to provide any necessary information in connection therewith to Bank promptly upon request.

5.                                       Indemnity.  Holdings indemnifies Bank and its directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against any and all claims, demands, actions or causes of action (and liabilities, losses and reasonable costs or expenses that any Indemnitee suffers or incurs as a result of the assertion of any such claim, demand, action or cause of action) relating to the Merger or Holdings’ assumption of the Loan Documents and the obligations evidenced thereby; provided that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused by its own gross negligence or willful misconduct or for any liability, loss, cost or expense asserted against it by another Indemnitee.  Any obligation or liability of Holdings to any Indemnitee under this Section 5 shall survive the expiration or termination of the Credit Agreement and the repayment of all Advances and the payment and performance of all other Obligations owed to Bank.

6.                                       Confirmation of Liens.  Nothing contained herein shall affect or be construed to affect any lien, security interest, charge or encumbrance created by any Loan Document or the priority of that lien, security interest, charge or encumbrance over other liens, security interests, charges or encumbrances.

7.                                       Integration; Interpretation.  This Agreement is a “Loan Document” as defined in the Credit Agreement.  The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations.  The Loan Documents shall not be modified except as set forth therein.  Any reference herein to the Loan Documents includes any amendments, renewals or extensions thereof approved by Bank and otherwise done in accordance with the terms thereof.  Except as expressly modified hereby, all terms and conditions of the Loan Documents shall continue in full force and effect without waiver or modification, and Lenders reserves all of their rights, privileges and remedies in connection therewith.

8.                                       Amendments to Credit Agreement.

(a)                                  Section 1.5 of the Credit Agreement is amended to read in its entirety as follows:  “[Intentionally Omitted]”.

(b)                                 Section 4.3 is amended to read in its entirety as follows:

SECTION 4.3                          FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)                                  not later than 120 days after and as of the end of each fiscal year, audited financial statements of Borrower, prepared by an outside accounting firm acceptable to Bank, to include a balance sheet, statement of income and statement of cash flows;

(b)                                 not later than 45 days after and as of the end of each fiscal quarter, financial statements of Borrower, prepared by Borrower, to include a balance sheet, statement of income and statement of cash flows;

(c)                                  not later than 15 days after and as of the end of each month, a borrowing base certificate, an inventory collateral report, an aged listing of accounts receivable and accounts payable and a reconciliation of accounts, and not later than each June 30 and December 31, a list of the names and addresses of all Borrower’s account debtors; and

(d)                                 from time to time such other information as Bank may reasonably request.

(c)                                  Section 5.7 is amended to read in its entirety as follows:

SECTION 5.7                          DIVIDENDS, DISTRIBUTIONS.  Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrowers stock now or hereafter outstanding, except repurchases of stock pursuant to the terms of incentive equity compensation arrangements with employees, directors or consultants of Borrower in an aggregate amount not to exceed $75,000 in any fiscal year.

9.                                       Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the successors and assigns of the parties, subject to all prohibitions of transfers contained in any Loan Document.

10.                                 Miscellaneous.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.  This Agreement may be executed in counterparts, which counterparts, when so executed and delivered shall together constitute but one original.  Execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party.

11.                                 Address for Notices.  Holdings’ address for notices pursuant to the Credit Agreement and the other Loan Documents shall be the address for notices provided for Borrower in the Credit Agreement or as Holdings may otherwise designate by written notice to the other parties to the Loan Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“Holdings”

ITERIS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Gregory A. Miner

Gregory A. Miner CEO
[Printed Name and Title]

“Bank”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elisa Angeles

Elisa Angeles Assistant Vice President
[Printed Name and Title]

SCHEDULE I

SELECTED LOAN DOCUMENTS

In addition to the Credit Agreement, Original Borrower executed and delivered to Bank each of the following Loan Documents:

1.                                       Revolving Line of Credit Note

2.                                       Term Note

3.                                       Addendum to Promissory Note (Prime Rate Pricing Adjustments)

4.                                       Continuing Security Agreement Rights to Payments and Inventory

5.                                       Security Agreement Equipment